Exhibit  4-C

                                            EXECUTED IN        COUNTERPARTS OF
                                                WHICH THIS IS COUNTERPART  NO.










                          PENNSYLVANIA ELECTRIC COMPANY

                                       AND

          UNITED STATES TRUST COMPANY OF NEW YORK, SUCCESSOR TRUSTEE


                             --------------------


                             SUPPLEMENTAL INDENTURE

       (First Mortgage Bonds, Senior Note Series --- due -----------)


                             --------------------

                               Dated as of , 199_



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                                TABLE OF CONTENTS


                                                                            PAGE

Parties                                                              1
Recitals                                                             1
Granting Clauses                                                     4
Excepted Property                                                    6
Habendum 6
Subject Clause                                                       6
Grant in Trust                                                       6

ARTICLE I
SENIOR NOTE SERIES -- BONDS                                          6
SECTION 1.01 Creation of Senior Notes Series -- Bonds                6
SECTION 1.02 Dating of Senior Note Series -- Bonds                   7
SECTION 1.03 Payment of Principal and Interest                       7
SECTION 1.04 Credits with Respect to Senior Notes Series -- Bonds    7
SECTION 1.05 Registration of Senior Notes Series -- Bonds            7
SECTION 1.06 Transferability and Assignability of Senior Notes
             Series -- Bonds.                                        7
SECTION 1.07 Redemption of Senior Note Series -- Bonds.              8
SECTION 1.08 Mandatory Repurchase of Senior Notes Series -- Bonds    8
SECTION 1.09 Related Series of Senior Note First Mortgage Bonds      9
SECTION 1.10 Satisfaction and Discharge                              9
SECTION 1.11 Release Date                                            9

ARTICLE II
FORM OF THE SENIOR NOTE SERIES -- BONDS                              9
SECTION 2.01 Form of Senior Notes Series -- Bonds                    9

ARTICLE III
MISCELLANEOUS                                                        16
SECTION  3.01  Covenants  of  the  Company                           16
SECTION  3.02 Indemnification  of  Trustee                           17
SECTION  3.03  Table of  Contents  and Titles of
   Articles not Part                                                 17
SECTION 3.04 Original Indenture Confirmed as Amended and
             Supplemented                                            17
SECTION 3.05 Execution in Counterparts                               17
Names and Addresses of debtor and secured party                      17
Testimonium                                                          18
Signatures and seals                                                 18
Acknowledgments                                                      19
Certificate of Residence                                             20
Schedule A                                                          A-1



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SUPPLEMENTAL INDENTURE,  dated as of ------------- ----, 199--, made and entered into by and between PENNSYLVANIA ELECTRIC COMPANY, a corporation of the Commonwealth of Pennsylvania (hereinafter sometimes called the "Company"), party of the first part, and UNITED STATES TRUST COMPANY OF NEW YORK, a company organized under the laws of the State of New York (hereinafter sometimes called the "Trustee"), as successor trustee under the Mortgage and Deed of Trust hereinafter referred to, party of the second part.

      WHEREAS, the Company heretofore executed and delivered its Mortgage and Deed of Trust (hereinafter called the "Original Indenture"), dated as of the first day of January, 1942, to Bankers Trust Company, as trustee, to secure the First Mortgage Bonds of the Company, unlimited in aggregate principal amount and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Mortgage (as hereinafter defined) and by said Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof, except as therein otherwise provided; and

      WHEREAS, indentures supplemental to and amendatory of the Original Indenture have been executed and delivered by the Company and the Trustee, namely, Supplemental Indentures dated March 7, 1942, April 28, 1943, August 20, 1943, August 30, 1943, August 31, 1943, April 26, 1944, April 19, 1945, October
25, 1945, as of June 1, 1946, as of November 1, 1949, as of October 1, 1951, as of August 1, 1952, as of June 1, 1953, as of March 1, 1954, as of April 30, 1956, as of May 1, 1956, as of March 1, 1958, as of August 1, 1959, as of May 1, 1960, as of May 1, 1961, October 1, 1964, November 1, 1966, as of June 1, 1967,
as of August 1, 1968, as of May 1, 1969, as of April 1, 1970, as of December 1, 1971, as of July 1, 1973, as of June 1, 1974, as of December 1, 1974, as of August 1, 1975, as of December 1, 1975, as of April 1, 1976, as of June 1, 1976, as of July 1, 1976, as of November 1, 1976, as of November 30, 1977, as of December 1, 1977, as of June 1, 1978, as of June 1, 1979, as of September 1, 1984, as of December 1, 1985, as of December 1, 1986, as of May 1, 1989, as of December 1, 1990, as of March 1, 1992, as of June 1, 1993, as of November 1, 1995 and as of August 15, 1996, respectively; and the Original Indenture as supplemented and amended by said Supplemental Indentures and by this Supplemental Indenture is hereinafter referred to as the "Mortgage"; and

      WHEREAS, the Original Indenture, certain of said Supplemental Indentures and an Instrument of Resignation, Appointment and Acceptance dated as of October 27, 1995 among the Company, Bankers Trust Company and United States Trust Company of New York have been duly recorded in mortgage books in the respective Offices of the Recorders of Deeds in and for the Counties of Pennsylvania in which this Supplemental Indenture is to be recorded, and in the mortgage records of Garrett County, Maryland; and

      WHEREAS, the Mortgage provides for the issuance of bonds thereunder in one or more series, the form of each series of bonds and of the coupons to be attached to the coupon bonds, if any, of each series to be substantially in the forms set forth therein with such


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omissions,  variations  and  insertions as are  authorized or permitted by the
Mortgage and determined and specified by the Board of Directors of the Company; and

      WHEREAS, the Company has entered into an Indenture dated as of ----------_, 199- (the "Senior Note Indenture") with United States Trust Company of New York, as trustee (the "Senior Note Trustee"), providing for the issuance of notes thereunder (the "Senior Notes") from time to time, and pursuant to the Senior Note Indenture the Company has agreed to issue to the Senior Note Trustee, as security for the Senior Notes, a new series of bonds under the Mortgage at the time of authentication of each series of Senior Notes issued prior to the Release Date (as defined in the Senior Note Indenture); and

      WHEREAS, for such purposes the Company desires to issue a new series of bonds and by appropriate corporate action in conformity with the terms of the Mortgage has duly determined to create a separate series of bonds, which shall be designated as "First Mortgage Bonds, Senior Note Series due -------------" (hereinafter sometimes referred to as the "Senior Note Series __ Bonds"), which said Senior Note Series -- Bonds are to be substantially in the form set forth in Article II hereof with the insertion of numbers, denominations, dated dates, maturities, redemption prices and interest rates as determined in accordance with the terms of the Mortgage; and

      WHEREAS, the Senior Note Series -- Bonds shall be issued to the Senior Note Trustee in connection with the issuance by the Company of its Senior Notes, ----% due ----, Series -- (the "Series -- Notes"); and

      WHEREAS, all acts and things prescribed by law and by the charter and by-laws of the Company necessary to make the Senior Note Series -- Bonds, when executed by the Company and authenticated by the Trustee, as in the Mortgage provided, valid, binding and legal obligations of the Company, entitled in all respects to the security of the Mortgage, have been performed or will have been performed prior to execution of such Senior Note Series -- Bonds by the Company and authentication thereof by the Trustee; and

      WHEREAS, provision is made in Sections 5.11 and 17.01 of the Original Indenture for such further instruments and indentures supplemental to the Original Indenture as may be necessary or proper (a) to carry out more effectually the purposes of the Original Indenture; (b) expressly to subject to the lien of the Original Indenture any property acquired after the date of the Original Indenture and intended to be covered thereby, with the same force and effect as though included in the granting clauses thereof; (c) to set forth the terms and provisions of any series of bonds to be issued and the forms of the bonds and coupons, if any, of such series; (d) to add such further covenants, restrictions or conditions for the protection of the mortgaged and pledged property and the holders of bonds as the Board of Directors of the Company and the Trustee shall consider to be for the protection of the holders of bonds; and
(e) to cure any ambiguity of the Original Indenture which shall not adversely affect the interests of the holders of the bonds; and


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      [WHEREAS,  the Company has acquired additional property; and it is desired to add certain further covenants, restrictions and conditions for the protection of the mortgaged and pledged property and the holders of bonds which the Board of Directors of the Company and the Trustee consider to be for the protection of the holders of bonds;] and the Company desires to issue the Senior Note Series ---Bonds; and the Company and the Trustee deem it advisable to enter into this Supplemental Indenture for the purposes of carrying out the purposes of the Original Indenture[, of expressly subjecting additional property to the lien of the Mortgage,] of setting forth the terms and provisions of the Senior Note Series --- Bonds, and the form of the Senior Note Series --- Bonds, [and of setting forth such further covenants, restrictions and conditions]; and

      WHEREAS, it was intended by the execution and delivery of the Original Indenture and the aforesaid Supplemental Indentures to subject to the lien of the Original Indenture, and to grant to the Trustee a security interest in, all of the property, real, personal and mixed, then owned by the Company or thereafter acquired by the Company, as and to the extent set forth therein, subject to the provisions thereof, except such property as was therein expressly excepted and excluded from the lien and operation thereof; and it is the intention of the parties hereto, by the execution and delivery of this Supplemental Indenture, to provide the Trustee with further assurances by also creating in favor of the Trustee a security interest, pursuant to the provisions of the Uniform Commercial Code, in such of the aforesaid property as may by law be subjected to such a security interest, except such thereof as is expressly excepted and excluded as aforesaid or herein; and

      WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the Board of Directors of the Company at a meeting duly called and held according to law, and all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, in the form and terms hereof, have been in all respects duly authorized;

      NOW, THEREFORE, in order further to secure the payment of the principal and interest of all bonds issued and to be issued under the Original Indenture and any indenture supplemental thereto, including this Supplemental Indenture, according to their tenor, purport and effect and the performance and observance of all the covenants and conditions in said bonds and the Original Indenture and indentures supplemental thereto, including this Supplemental Indenture, contained, and for and in consideration of the premises and of the sum of One Dollar ($1.00), lawful money of the United States of America, to the Company duly paid by the Trustee at or before the unsealing and delivery hereof, and other valuable consideration, the receipt whereof is hereby acknowledged, and intending to be legally bound hereby, the Company has executed and delivered this Supplemental Indenture, and hath granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and granted a security interest therein, and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm, and grant a security interest therein, subject to the provisions of the


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Mortgage,  unto United States Trust Company of New York, as Trustee,  and to its
successors in the trust and to its and their assigns forever, all the properties of the Company described or mentioned below, that is to say:

      All property, real, personal and mixed, tangible and intangible, owned by the Company on the date of the execution hereof or which may be hereafter acquired by it (except such property as is in the Original Indenture or in any indenture supplemental thereto, including this Supplemental Indenture, expressly excepted from the lien and operation of the Original Indenture).

      The property covered by this Supplemental Indenture shall include particularly, among other property, without prejudice to the generality of the language hereinbefore or hereinafter contained, the following described property:

      All the electric generating stations, station sites, stations, electric reserve generating stations, substations, substation sites, steam plants, hot water plants, hydro-electric stations, hydro-electric station sites, electric transmission lines, electric distribution systems, steam distribution systems, hot water distribution systems, regulator stations, regulator station sites, office buildings, storeroom buildings, warehouse buildings, boiler houses, plants, plant sites, service plants, coal, other mineral land mining rights and privileges, coal storage yards, pole yards, electric works, power houses, generators, turbines, boilers, engines, furnaces, dynamos, buildings, structures, transformers, meters, towers, poles, tower lines, cables, pole lines, tanks, storage holders, regulators, pipes, pipe-lines, mains, pipe fittings, valves, drips, connections, tunnels, conduits, gates, motors, wires, switch racks, switches, brackets, insulators, and all equipment, improvements, machinery, appliances, devices, appurtenances, supplies and miscellaneous property for generating, producing, transforming, converting, storing and distributing electric energy, steam and hot water, together with all furniture and fixtures located in the aforesaid buildings, and all land on which the same or any part thereof are situated;

      And all of the real estate, leases, leaseholds (except the last day of the term of each lease and leasehold), and lands owned by the Company, including land located on or adjacent to any river, stream or other water, together with all flowage rights, flooding rights, water rights, riparian rights, dams and dam sites and rights, flumes, canals, races, raceways, head works and diversion works;

      And all of the municipal and other franchises, licenses, consents, ordinances, permits, privileges, rights, servitudes, easements and rights-of-way and other rights in or relating to real estate or the occupancy of the same, owned by the Company;

      And all of the other property, real, personal or mixed, owned by the Company, forming a part of any of the foregoing property or used or enjoyed or capable of being used or enjoyed in connection therewith or in anywise appertaining thereto, whether developed or undeveloped, or partially developed, or whether now equipped and operating or not and


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wherever situated,  and all of the Company's right, title and interest in and to the land on which the same or any part thereof are situated or adjacent thereto;

      And all rights for or relating to the construction, maintenance or operation of any of the foregoing property through, over, under or upon any public streets or highways or other lands, public or private;

      And (except as in the Original Indenture or in any indenture supplemental thereto, including this Supplemental Indenture, expressly excepted) all the right, title and interest of the Company presently held or hereafter acquired in and to all other property of any of the foregoing kinds or any other kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described;
      And all the items of the kinds hereinabove mentioned including those thereof now owned by the Company and those thereof hereafter acquired by the Company;

      [Without limitation of the generality of the foregoing, all of the parcels of land and interests in land situate as set forth in Schedule A, attached hereto and hereby made a part hereof, and buildings and improvements thereon erected, owned by the Company, and whether used or not used in connection with the Company's operations, all of which real estate was conveyed to the Company or its predecessors in title as set forth by the conveyances set forth in said Schedule A to which conveyances reference is made for a more particular description;]

      Also all other land and the buildings and improvements thereon erected hereafter acquired;

      TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder or remainders and (subject to the provisions of Section 9.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

      IT IS HEREBY AGREED by the Company that all the property, rights and franchises hereafter acquired by the Company (except any in the Original Indenture or in any indenture supplemental thereto, including this Supplemental Indenture, expressly excepted) shall (subject to the provisions of Section 9.01 of the Original Indenture), to the extent permitted by law, be as fully embraced within this Supplemental Indenture as if such property, rights and franchises were now owned by the Company and/or specifically described herein and conveyed hereby;

      PROVIDED THAT, in addition to the reservations and exceptions herein elsewhere contained, any property hereinbefore mentioned which has been released by the Trustee from the lien of the Mortgage or disposed of by the Company in accordance with the provisions of the Mortgage prior to the date of the execution and delivery of this


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Supplemental  Indenture,  and the following,  are not and are not intended to be granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder or to have a security interest created therein, and are hereby expressly excepted from this Supplemental Indenture and from the lien and operation of the Mortgage, viz.: (1) cash and shares of stock and certificates or evidence of interest therein and obligations (including bonds, notes and other securities) not in the Original Indenture or in any
indenture   supplemental   thereto,   including  this  Supplemental   Indenture,
specifically pledged or covenanted so to be or deposited or delivered hereunder or under any other supplemental indenture; (2) any goods, wares, merchandise, equipment, materials or supplies held or acquired for the purpose of sale or resale in the usual course of business or for consumption in the operation of any properties of the Company, and automobiles and trucks; and (3) all judgments, contracts, accounts and choses in action, the proceeds of which the Company is not obligated as in the Original Indenture provided to deposit with the Trustee hereunder; provided, however, that the property and rights expressly excepted from this Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted, in the event that the Trustee or a receiver or trustee shall take possession of the mortgaged and pledged property in the manner provided in Article X of the Original Indenture, by reason of the occurrence of a completed default, as defined in said Article X of the Original Indenture;

      TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed, or in which a security interest has been granted, by the Company as aforesaid, or intended so to be, unto the Trustee and its successors in the trust created in the Original Indenture and its and their assigns forever;

      SUBJECT, HOWEVER, to the reservations, exceptions, conditions, limitations and restrictions contained in the several deeds, servitudes, franchises and contracts or other instruments through which the Company acquired and/or claims title to and/or enjoys the use of the properties mentioned above; and subject also to such servitudes, easements, rights and privileges in, over, on, and/or through said properties as have been granted to other persons prior to the date of the execution and delivery of this Supplemental Indenture; and subject also to encumbrances of the character in the Original Indenture defined as "excepted encumbrances" insofar as the same may attach to any of the property embraced herein;

      IN TRUST NEVERTHELESS upon the terms, trusts, uses and purposes specifically set forth in the Mortgage;

      AND IT IS HEREBY FURTHER COVENANTED AND AGREED, and the Company and the Trustee have mutually agreed, in consideration of the premises, as follows:



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                                    ARTICLE I

                           SENIOR NOTE SERIES __ BONDS

      SECTION 1.01. The Company hereby creates a series of bonds to be issued under and secured by the Mortgage, to be designated and to be distinguished from bonds of all other series by the title "First Mortgage Bonds, Senior Note Series due ------------." The aggregate principal amount of the Senior Note Series __ Bonds which may be initially authenticated and delivered shall be limited to ------------------------------- ($----------), shall mature on ------------,
---- and shall be issued only as a single registered bond without coupons. The serial numbers of bonds of the Senior Note Series -- Bonds shall be such as may be approved by any officer of the Company, the execution thereof by any such officer either manually or by facsimile signature to be conclusive evidence of such approval. Senior Note Series -- Bonds shall bear interest at a rate of ----% per annum until the principal thereof shall have become due and payable, payable semi-annually on ------------ and ------------ in each year commencing -------------, with interest on overdue interest payable at the rate per annum specified in this Section 1.01. Except as provided in Sections 2.03, 2.04, 2.05,
8.03 and 17.04 of the Original Indenture, no Senior Note Series __ Bonds shall be authenticated and delivered after such initial issue.

      SECTION 1.02. Each Senior Note Series -- Bond shall be dated the date of its authentication and shall bear interest from ---------- or from the most recent interest payment date to which interest has been paid or duly provided.

      SECTION 1.03. The principal of and the premium, if any, and interest on any Senior Note Series--- Bond shall be payable, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and shall be payable at the "office" or agency of the Company in the Borough of Manhattan, The City of New York. Interest on the Senior Note Series -- Bonds shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

      SECTION 1.04. Upon any payment of the principal of, premium, if any, and interest on, all or any portion of the Series -- Notes, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01(a) of the Senior Note Indenture, Senior Note Series -- Bonds in a principal amount equal to the principal amount of such Series -- Notes and having both a corresponding maturity date and interest rate shall, to the extent of such payment of principal, premium, if any, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal (and premium, if any), the Senior Note Series -- Bonds in an equal principal amount of the related Series -- Notes shall be surrendered to the Company for cancellation as provided in Section 4.08 of the Senior Note Indenture. The Trustee may at anytime and all times conclusively assume that the obligation of the Company to make payments with respect to the principal


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of and premium,  if any, and interest on the Senior Note Series __ Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its officers stating (i) that timely payment of, or premium or interest on, the Series -- Notes has not been so made, (ii) that the Company is in arrears as to the payments required to be made by it to the Senior Note Trustee pursuant to the Senior Note Indenture, and (iii) the amount of the arrearage.

      SECTION 1.05. Each Senior Note Series -- Bond is to be issued to and registered in the name of United States Trust Company of New York, as the Senior Note Trustee, or a successor trustee thereto, under the Senior Note Indenture to secure any and all obligations of the Company under the Series __ Notes and any other series of Senior Notes from time to time outstanding under the Senior Note Indenture.

      SECTION 1.06. Except (i) as required to effect an assignment to a successor Trustee under the Senior Note Indenture, (ii) pursuant to Section 4.05 or Section 4.08 of the Senior Note Indenture, or (iii) in compliance with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company, the Senior Note Series -- Bonds are not transferable. The Senior Note Series -- Bonds shall be exchangeable for other registered bonds of the same series and for the same aggregate principal amount, in the manner and upon the conditions prescribed in the Mortgage, upon the surrender of such bonds at the "office" or agency of the Company in the Borough of Manhattan, The City of New York. The Company covenants and agrees that, notwithstanding Section 2.03 of the Original Indenture, it will not charge any sum for or in connection with any exchange or transfer of any Senior Note Series -- Bond, but may require the payment of a sum sufficient to cover any tax or taxes or other governmental charges incident to any exchange, transfer or registration thereof.

      SECTION 1.07. (a) Senior Note Series -- Bonds shall not be redeemable except on the respective dates, in the respective principal amounts and for the respective redemption prices which correspond to the redemption dates for, the principal amounts to be redeemed of, and the redemption prices for, the Series -- Notes and except as set forth in Section 1.08 hereof.

      (b) In the event the Company redeems any Series -- Notes prior to maturity in accordance with the provisions of the Senior Note Indenture, the Senior Note Trustee shall on the same date deliver to the Company the Senior Note Series -- Bonds in principal amounts corresponding to the Series -- Notes so redeemed, as provided in Section 4.08 of the Senior Note Indenture.

      (c) Senior Note Series -- Bonds are not redeemable by the operation of the improvement fund or the maintenance and replacement provisions of the Mortgage or with the proceeds of released property.

      (d) Notice with respect to any redemption of the Senior Note Series __ Bonds shall be mailed by the Company to the Trustee not less than thirty (30) days and not more than ninety (90) days prior to the redemption date and shall specify the matters set forth in the penultimate sentence of the first paragraph, and if applicable, the second sentence of the third paragraph of Section 8.02 of the Original Indenture. Notice of any such redemption shall be given by the Trustee to the Senior Note Trustee, as the holder of the Senior Note Series -- Bonds, in accordance with the terms of
Section 8.02 of the Original Indenture.

      (e) If at the time of the mailing of any such notice of redemption, the Company shall not have irrevocably directed the Trustee to apply funds deposited with the Trustee, or held by it available to be used, for the redemption of the Senior Note Series -- Bonds, to redeem all of the Senior Note Series -- Bonds called for redemption, including accrued interest to the date fixed for redemption, such notice may state that it is subject to the receipt of the redemption moneys by the Trustee before the date fixed for redemption and such notice shall be of no effect unless such moneys are so received before such date.

      (f) The last sentence of Section 2.03 of the Original Indenture shall not apply to the Senior Note Series -- Bonds. In case less than all of the Senior Note Series -- Bonds at the time outstanding are called for redemption, the Company shall not be required to transfer any Senior Note Series--- Bonds, for a period of ten (10) days before the mailing of a notice of redemption of bonds of such Senior Note Series -- Bonds selected for redemption, to transfer any Senior Note Series -- Bond called for redemption in its entirety or to transfer any portion of a Senior Note Series -- Bond which portion has been called for redemption.

      SECTION 1.08. The Senior Note Series -- Bonds shall be immediately redeemable at a redemption price of 100% of the principal amount thereof, plus interest accrued to the redemption date, in whole, upon a written demand for redemption by the Senior Note Trustee stating that the principal of all Senior Notes then outstanding under the Senior Note Indenture have been declared to be immediately due and payable pursuant to the provisions of the first sentence of
Section 8.01(a) thereof.

      SECTION 1.09. For purposes of Section 4.09 of the Senior Note Indenture, this bond shall be deemed to be the "Related Series of Senior Note First Mortgage Bonds" in respect of the Series -- Notes.

      SECTION 1.10. At any time a Series -- Note shall cease to be entitled to any lien, benefit or security under the Senior Note Indenture pursuant to
Section 5.01(b) thereof and the Company shall have provided the Senior Note Trustee with notice thereof, the Senior Note Trustee shall surrender an equal principal amount of the Related Series of Senior Note First Mortgage Bonds, subject to the limitations of Section 4.08 of the Senior Note Indenture, to the Company for cancellation.

      SECTION 1.11. As provided in Section 4.11 of the Senior Note Indenture, from and after the Release Date, the obligations of the Company with respect to the Senior Note Series -- Bonds shall be deemed to be satisfied and discharged, the Senior Note Series -- Bonds shall cease to secure in any manner any Senior Notes outstanding under the Senior Note Indenture, and, pursuant to Section 4.08 of the Senior Note Indenture, the Senior Note Trustee shall forthwith deliver the Senior Note Series -- Bonds to the Company for cancellation.


                                   ARTICLE II

                     FORM OF THE SENIOR NOTE SERIES -- BONDS

      SECTION 2.01. The form of the Senior Note Series -- Bonds and the Trustee's authentication certificate to be endorsed thereon shall be substantially as follows, the maturity date or dates, denominations, redemption prices and interest rates thereof to be appropriately inserted.

                      [FORM OF SENIOR NOTE SERIES __ BONDS]

                          PENNSYLVANIA ELECTRIC COMPANY

        FIRST MORTGAGE BOND, SENIOR NOTE SERIES -------DUE------------

                                      $ No.


      PENNSYLVANIA ELECTRIC COMPANY, a corporation of the Commonwealth of Pennsylvania (hereinafter called the "Company"), for value received, hereby promises to pay to United States Trust Company of New York, as Trustee under the Company's Indenture dated as of --------------------, 1998, or registered assigns, --------------- Dollars on --------, -----, unless this Bond shall have been duly called for previous redemption in whole or in part and payment of the redemption price shall have been duly made or provided for, at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay to the registered holder hereof interest thereon, at said office or agency, in like coin or currency, from ,
                  , or from the most recent interest payment date to which interest has been paid or duly provided for until said principal sum has been paid or provided for, at the rate or rates per annum provided for in Section
1.01 of the Supplemental Indenture dated as of , , supplementing the Mortgage, on and of each year, and, to the extent permitted by law, to pay interest on overdue interest at the rate per annum above specified.

      This bond is one of an issue of bonds of the Company (hereinafter referred to as the "bonds"), not limited in principal amount, issuable in series, which different series may mature at different times, may bear interest at different rates, and may otherwise vary as in the Mortgage hereinafter mentioned provided, and is one of a series known as its First Mortgage Bonds, Senior Note Series -----due ---------- (herein called the "Senior Note Series -- Bonds"), all bonds of all series issued and to be issued under and equally and ratably secured (except insofar as any sinking fund or analogous fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (herein, together with any indentures supplemental thereto, called the "Mortgage") dated as of January 1, 1942, executed by the Company to UNITED STATES TRUST COMPANY OF NEW YORK, as successor Trustee to BANKERS TRUST COMPANY (herein called the "Trustee"), to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights and limitations of rights of the holders of the bonds and of the Company in respect thereof, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, issued and secured. The Senior Note Series -- Bonds are described in the Supplemental Indenture dated as of , between the Company and the Trustee (the "Supplemental Indenture").

      Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

      Under an Indenture dated as of ------------, 1998 (hereinafter sometimes referred to as the "Senior Note Indenture"), between the Company and United Trust Company of New York, as trustee (hereinafter sometimes called the "Senior Note Trustee"), the Company will issue, concurrently with the issuance of this bond, an issue of notes under the Senior Note Indenture entitled Senior Notes, ----% due ----, Series--- (the "Series __ Notes"). Pursuant to Article IV of the Senior Note Indenture, this bond is issued to the Senior Note Trustee to secure any and all obligations of the Company under the Series __ Notes and any other series of senior notes from time to time outstanding under the Senior Note Indenture. Payment of principal of, or premium, if any, or interest on, the Series -- Notes shall constitute payments on this bond as further provided herein and in the Supplemental Indenture.

      As provided in Section 4.11 of the Senior Note Indenture, from and after the Release Date (as defined in the Senior Note Indenture), the obligations of the Company with respect to this bond shall be deemed to be satisfied and discharged, this bond shall cease to secure in any manner any senior notes outstanding under the Senior Note Indenture, and, pursuant to Section 4.08 of the Senior Note Indenture, the Senior Note Trustee shall forthwith deliver this bond to the Company for cancellation.

      Upon any payment of the principal of, premium, if any, and interest on, all or any portion of the Series -- Notes, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01(a) of the Senior Note
Indenture, Senior Note Series -- Bonds in a principal amount equal to the principal amount of such Series --- Notes and having both a corresponding maturity date and interest rate shall, to the extent of such payment of principal, premium, if any, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal (and premium, if any) such bonds of said series shall be surrendered to the Company for cancellation as provided in
Section 4.08 of the Senior Note Indenture. The Trustee may at anytime and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the Senior Note Series -- Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its officers stating (i) that timely payment of, or premium or interest on, the Series -- Notes has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Senior Note Trustee pursuant to the Senior Note Indenture, and (iii) the amount of the arrearage.

      For purposes of Section 4.09 of the Senior Note Indenture, this bond shall be deemed to be the "Related Series of Senior Note First Mortgage Bonds" in respect of the Series -- Notes.

      The Mortgage contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five per centum (75%) in principal amount of all the bonds at the time outstanding (determined as provided in the Mortgage) evidenced as in the Mortgage provided, or in case the rights under the Mortgage of the holders of bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than seventy-five per centum (75%) in principal amount of the bonds at the time outstanding of the series affected (determined as provided in the Mortgage) evidenced as in the Mortgage provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Mortgage or modifying in any manner the rights of the holders of the bonds and coupons thereunto appertaining; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, without the consent of the holder of each bond so affected, or (ii) reduce the aforesaid percentage of bonds, the holders of which are required to consent to any such supplemental indenture without the consent of the holders of all bonds then outstanding. Any such consent by the registered holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such waiver or consent is made upon this bond.

      No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this bond at the time and place and at the rate and in the coin or currency herein prescribed.

      The Senior Note Series -- Bonds are issuable only in fully registered form and shall be issued only as one single bond.

      The Senior Note Series -- Bonds may be redeemed at the option of the Company at the times and upon the terms and conditions set forth in the Mortgage upon mailing of a notice from the Company to the Trustee not less than thirty
(30) days and not more than ninety (90) days prior to the redemption date. Notice of any such redemption shall be given by the Trustee to the Senior Note Trustee, as the holder of the Senior Note Series
__ Bonds, as provided in the Mortgage.

      The Mortgage provides that if the Company shall deposit with the Trustee in trust for the purpose funds sufficient to pay the principal of all of the bonds of any series, or such of the bonds of any series as have been or are to be called for redemption, and premium, if any, thereon, and all interest payable on such bonds to the date on which they become due and payable, at maturity or upon redemption or otherwise, and complies with the other provisions of the Mortgage in respect thereof, then from the date of such deposit such bonds shall no longer be entitled to any lien or benefit under the Mortgage.

      The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

      This bond is not transferable except (i) as required to effect an assignment to a successor Trustee under the Senior Note Indenture, (ii) pursuant to Section 4.05 or Section 4.08 of the Senior Note Indenture, or (iii) in compliance with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company. This bond shall be exchangeable for other registered bonds of the same series and for the same aggregate principal amount, in the manner and upon the conditions prescribed in the Mortgage, upon the surrender of such bonds at the "office" or agency of the Company in the Borough of Manhattan, the City of New York. However, notwithstanding the provisions of Section 2.05 of the Mortgage, no charge shall be made upon any registration of transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company. The Company and the Trustee, any paying agent and any bond registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof, whether or not this bond shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

      No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Mortgage, against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

      This bond shall not become valid or obligatory for any purpose until UNITED STATES TRUST COMPANY OF NEW YORK, the Trustee under the

Mortgage, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon.

      IN WITNESS WHEREOF, PENNSYLVANIA ELECTRIC COMPANY has caused this bond to be signed in its name by the manual or facsimile signature of its President or one of its Vice Presidents and its corporate seal, or a facsimile thereof, to be affixed hereto and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.


Dated:

                                    PENNSYLVANIA ELECTRIC COMPANY


                             By
                                 --------------------
                                (Vice) President

Attest:


-------------------
  (Assistant) Secretary

                         [FORM OF TRUSTEE'S CERTIFICATE]

                      TRUSTEE'S AUTHENTICATION CERTIFICATE

      This bond is one of the bonds of the series herein designated, provided for in the within-mentioned Mortgage.

                     UNITED STATES TRUST COMPANY OF NEW YORK

                     By:
                            -----------------------------------
                            Authorized Officer


                 [END OF FORM OF SENIOR NOTE SERIES -- BOND]

                                   ARTICLE III

                                  MISCELLANEOUS


      SECTION 3.01. The Company covenants and agrees that, so long as any of the Senior Note Series -- Bonds shall be secured by the lien of the Mortgage, the following provisions of the following aforesaid Supplemental Indentures shall be effective, and the Company will observe and perform each and all of the conditions and of its covenants and agreements therein set forth, as if the Senior Note Series -- Bonds were specified therein:

            (a) Section 1 of Article II of the Supplemental Indenture dated as of November 1, 1949, as amended by paragraph (a) of Section 2.01 of Article II of the Supplemental Indenture dated as of August 1, 1959.

            (b) Section 2 of Article II of the Supplemental Indenture dated as of November 1, 1949.

            (c) Section 1 of Article III of the Supplemental Indenture dated as of October 1, 1951.

            (d) Section 2 of Article II of the supplemental Indenture dated as of June 1, 1953. Subsection (D) thereof as heretofore amended is hereby further amended to read as follows:

                       [Penelec to update the list below]

                        "(D) the provisions of this Section shall be effective only so long as any of the 1996 Series or of the 1997 Series or of the July 1, 2006 Series or of the December 1, 2007 Series A or of the December 1, 2007 Series B or of the Series A due 2015 or of the Series due 2016 or of the Secured Medium-Term Notes, Series B or of the Secured Medium-Term Notes, Series C or of the Secured Medium-Term Notes, Series D bonds shall be outstanding, and may be waived by the holders of not less than 75% in aggregate principal amount of all bonds specifically entitled to the benefit of the covenants set forth in this Section (which need not include 75% in principal amount of the then outstanding 1996 Series or the 1997 Series or the July 1, 2006 Series or the December 1, 2007 Series A or the December 1, 2007 Series B or the Series A due 2015 or the Series due 2016 or the Secured Medium-Term Notes, Series B or the Secured Medium-Term Notes, Series C or the Secured Medium-Term Notes, Series D bonds or any other series of bonds specifically entitled to the benefit of such covenants), outstanding at the time of such acquisition, by a consent given in writing or given at a meeting of the holders of the 1996 Series and the 1997 Series and the July 1, 2006 Series and the December 1, 2007 Series A and the December 1, 2007 Series B and the Series A due 2015 and the Series due 2016 and the Secured Medium-Term Notes, Series B and the Secured Medium-Term Notes, Series C and the Secured Medium-Term Notes, Series D bonds and such other bonds, if any, held pursuant to the applicable provisions of Article XVI of the Original Indenture. Moreover, none of the provisions of subsection (B) of this Section shall be applicable to any acquisition of property ordered, approved or permitted by the Securities and Exchange Commission under the provisions of the Public Utility Holding Company Act of 1935 as then in force, or by any successor regulatory body of the United States of America having jurisdiction in the premises."

            (e) Section 2 of Article II of the Supplemental Indenture dated as of May 1, 1956.

      SECTION 3.02. The Trustee shall be entitled to rely conclusively on each notice delivered to it by the Senior Note Trustee or the Company pursuant to the terms of this Supplemental Indenture for all purposes under the Mortgage. The Trustee shall have no duty or responsibility to the Company or to the holder or holders of the Senior Note Series -- Bonds from time to time to verify independently the information contained in any such notice or with respect to the determinations or calculations of interest which may from time to time or at any given time be due on the Senior Note Series -- Bonds.

      SECTION 3.03. The table of contents and the titles of the Articles of this Supplemental Indenture shall not be deemed to be any part thereof.

      SECTION 3.04. As amended and supplemented by the aforesaid indentures supplemental thereto and by this Supplemental Indenture, the Original Indenture is in all respects ratified and confirmed and the Original Indenture and the aforesaid indentures supplemental thereto and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

      SECTION 3.05. This Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

      The debtor and its mailing address are Pennsylvania Electric Company, 2800 Pottsville Pike, Reading, Pennsylvania 19605. The secured party and an address of the secured party from which information concerning the security interest may be obtained are United States Trust Company of New York, Trustee, 114 West 47th Street, New York, New York 10036.

      IN WITNESS WHEREOF, PENNSYLVANIA ELECTRIC COMPANY, party of the first part, has caused this instrument to be signed in its name and behalf by its President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and UNITED STATES TRUST COMPANY OF NEW YORK, party of the second part, has caused this instrument to be signed in its name and behalf by a Senior Vice President or a Vice President and its corporate seal to be hereunto affixed and attested by a Vice President or an Assistant Vice President, all as of the day and year first above written.


ATTEST:                             PENNSYLVANIA ELECTRIC COMPANY

------------------                  By:
                                        --------------------------------
(Assistant) Secretary                            (Vice) President


                                                                [CORPORATE SEAL]



ATTEST:                             UNITED STATES TRUST COMPANY OF
                                    NEW YORK

--------------------------------    By:
   (Assistant) Vice President          ----------------------------
                                        (Senior) Vice President



                                                                [CORPORATE SEAL]

STATE OF NEW JERSEY           :
                        :  ss:
COUNTY OF MORRIS        :


      On this ---- day of , 199---, before me, ----------------------,  a Notary
Public for the State and County aforesaid, the undersigned officer, personally appeared ----------------------, who acknowledged himself to be a (Vice) President of Pennsylvania Electric Company, a corporation, and that he as such
(Vice) President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as (Vice) President.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                    ------------------------------
                                                Notary Public


[NOTARIAL SEAL]


STATE OF NEW YORK       :
                        :     ss:
COUNTY OF NEW YORK            :


      On this ---- day of , 199---, before me, -----------------------, a Notary
Public for the State and County aforesaid, the undersigned officer, personally appeared -----------------------, who acknowledged herself to be a (Senior) Vice President of United States Trust Company of New York, a corporation, and that he as such (Senior) Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as (Senior) Vice President.

      I am not a director or officer of said United States Trust Company of New York.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                    ------------------------------
                                                Notary Public

[NOTARIAL SEAL]

                            CERTIFICATE OF RESIDENCE


      United States Trust Company of New York, Mortgagee and Trustee within named, hereby certifies that its precise residence is 114 West 47th Street, in the Borough of Manhattan, in the City of New York, in the State of New York.

                                    UNITED STATES TRUST COMPANY
                                   OF NEW YORK


                                       By:
                                        ---------------------------
                                          (Vice) President

                                   SCHEDULE A


                  [To be provided by Penelec, if applicable]